UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2013

DARA BioSciences, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 10, 2013, the Company held its 2013 Annual Meeting of Stockholders. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s proxy statement for the annual meeting are as follows:

The Company’s stockholders elected the six nominees for election to the Company’s Board of Directors, with the votes cast as follows:

Director Name	For	Withheld
David J. Drutz, M.D.	3,274,643	234,968
Christopher G. Clement	3,278,895	230,716
Haywood D. Cochrane, Jr.	3,283,779	225,832
Timothy J. Heady	3,278,407	231,204
Stephen O. Jaeger	3,277,106	232,505
Gail F. Lieberman	3,257,360	252,251
Paul J. Richardson	3,277,107	232,504

The Company’s stockholders approved on an advisory basis the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
2,557,688	389,940	561,983	12,127,149

The Company’s stockholders approved an every year frequency with respect to the advisory vote on the compensation paid to the Company’s named executive officers, with votes cast as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
2,363,229	434,278	0	396,163	12,127,149

The Company’s stockholders approved the potential issuance of more than 20% of the Company’s common stock outstanding at a discount to the greater of book or market value pursuant to the anti-dilution provisions of the Series B-4 Convertible Preferred Stock, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
2,523,703	810,830	175,078	12,127,149

The Company’s stockholders ratified the appointment of Horne, LLP as the Company’s independent registered public accounting firm for 2013, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
15,094,187	73,173	469,400	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.

Dated: May 14, 2013	By:	/s/ David J. Drutz
Name: David J. Drutz
Title: Chief Executive Officer